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                                                                   Exhibit 10.12


Summary of Consultant Arrangement Between Diamond Home Services, Inc. and Rodger Ibach


     In exchange for the provision of consulting services by Mr. Ibach to Diamond Home Services, Inc. (the "Company") from July 1996 through March 31, 1997, Mr. Ibach will receive the following compensation from the Company:

- -  $125,000 cash compensation
- - continued health, dental and life insurance coverage through March 31, 1997
- - continued participation in the Company's split dollar insurance program